AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement") is made and entered into as of May 23, 2002 by MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC., a Nevada corporation (the "Borrower" or the "Grantor"), in favor of the holders (as set forth in Schedule 2) of the Notes (each a "Secured Party" and collectively the "Secured Parties"). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Purchase Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, the Borrower and the Secured Parties have entered into that certain Securities Purchase Agreement dated as of May 23, 2002 (as from time to time amended, supplemented or otherwise modified, the "Purchase Agreement"); and

WHEREAS, as collateral security for payment and performance of its obligations under the Purchase Agreement and the other Transaction Documents, the Borrower is willing to grant to the Secured Parties a security interest in certain of its personal property and assets; and

WHEREAS, the Borrower and the Secured Parties are parties to that certain Security Agreement dated as of August 18, 2000 (the "Existing Security Agreement") whereby the Borrower granted a security interest in all of its personal property, and the Borrower and the Secured Parties desire to enter into this Agreement to amend and restate the Existing Security Agreement in its entirety;

NOW, THEREFORE, in order to induce the Secured Parties to enter into the Purchase Agreement and the other Transaction Documents and in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree to amend and restate the Existing Security Agreement as follows:

1. COLLATERAL. As collateral security for the payment and satisfaction of all indebtedness, obligations, and liabilities of every kind and nature (whether primary or secondary, direct or indirect, absolute or contingent, sole, joint, or several, secured or unsecured, similar or dissimilar, or related or unrelated), heretofore, now, or hereafter contracted or acquired, of the Borrower to the Secured Parties (collectively, the "Secured Obligations"), the Grantor hereby affirms, grants, pledges and assigns, or reaffirms, regrants and continues its pledge and collateral assignment, as the case may be, to the Secured Parties and continues and grants to the Secured Parties a continuing first priority security interest in and to all of the following property of the Grantor, whether now owned or existing or hereafter acquired or arising and wheresoever located (all of the same being hereinafter referred to as the "Collateral"): all personal property and fixtures of every kind and nature, including, without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles including, without limitation, all payment intangibles, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Grantor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Grantor, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics. Notwithstanding the foregoing, provisions of this Section 1, the grant of a lien and security interest as provided herein shall not extend to, and the term "Collateral" shall not include, any "Excluded Assets". The "Excluded Assets" shall mean (i) the Grantor's ownership interest in any new subsidiary formed after the date hereof which is granted a license to use and exploit the source code to the Grantor's computer software relating to digital video recorder and data storage and backup and the (ii) the Grantor's right, title and interest in and to each such license. Notwithstanding the foregoing provisions of this Section 1, the lien and security interest in the Collateral granted to the holders of the Series C Notes (but only in their capacity as such) shall be subordinate to the lien and security interest granted to the holders of the Series B-1 Notes and the Series B-2 Notes.

2. FINANCING STATEMENTS. The Grantor hereby irrevocably authorizes the Secured Parties at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments or continuations thereto that describe the Collateral. At the time of execution of this Agreement, the Grantor shall have furnished the Secured Parties with properly executed financing statements, amendments and assignments as prescribed by the British Columbia Personal Property Security Act, as presently in effect in the provinces where the Collateral is located, prepared and approved by the Secured Parties in form and number sufficient for filing wherever required with respect to the Collateral. The Grantor shall execute and deliver as reasonably required by the Secured Parties any additional financing statements or other documents, together with any necessary amendments or continuation statements so long as this Agreement remains in effect.

3. MAINTENANCE OF SECURITY INTEREST. The Grantor will, from time to time, upon the request of the Secured Parties, deliver specific assignments of Collateral, together with such other instruments and documents, financing statements, amendments thereto, assignments or other writings as the Secured Parties may reasonably request to carry out the terms of this Agreement or to protect or enforce the Secured Parties' security interest in the Collateral. With respect to any and all Collateral to be secured and conveyed under this Agreement, the Grantor agrees to do and cause to be done all things necessary to perfect and keep in full force the security interest granted in favor of the Secured Parties, including, but not limited to, the prompt payment of all fees and expenses incurred in connection with any filings made to perfect or continue a security interest in the Collateral in favor of the Secured Parties. The Grantor agrees to make appropriate entries upon its financial statements and books and records disclosing the Secured Parties' security interest granted hereunder.

4. RECEIPT OF PAYMENT. In the event an Event of Default (as hereinafter defined) shall occur and be continuing and the Grantor (or any of its affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, the Grantor shall hold all such items of payment in trust for the Secured Parties, and as the property of the Secured Parties, separate from the funds of the Grantor, and no later than the first business day following the receipt thereof, the Grantor shall cause the same to be forwarded to the Secured Parties for its custody and possession as additional Collateral.

5. COLLECTIONS. The Grantor hereby authorizes the Secured Parties, at all times after the occurrence and during the continuation of an Event of Default to open Grantor's mail and collect any and all amounts due to the Grantor from any individuals, corporations or other entities ("Persons") obligated on any accounts ("Account Debtors"); and (b) to take over the Grantor's post office boxes or make other arrangements as the Secured Parties deem necessary to receive the Grantor's mail, including notifying the post office authorities to change the address for delivery of the Grantor's mail to such address as the Secured Parties may designate.

6. ASSIGNMENTS OF ACCOUNTS; NOTICE TO ACCOUNT DEBTORS. Upon the occurrence of an Event of Default, Grantor shall execute and deliver to the Secured Parties (i) an Assignment of Collateral substantially in the form of Exhibit A attached hereto ("Assignment"), and (ii) sufficient copies of a Notice of Assignment and Irrevocable Authority substantially in the form of Exhibit B attached hereto ("Notice of Assignment"). Upon the occurrence of an Event of Default, Grantor shall be deemed to have assigned the Collateral to the Secured Parties pursuant to the Assignment and the Borrower shall irrevocably instruct all account debtors to make payment of all monies payable pursuant to the respective accounts to the Secured Parties. In this respect, Grantor shall notify each Account Debtor of the assignment of such proceeds to the Secured Parties hereunder pursuant to the Notices of Assignment, which, in such event, the Secured Parties are expressly authorized by the Grantor to deliver to each such Account Debtor. For purposes of this Agreement, the Grantor hereby appoints the Secured Parties as Grantor's attorney-in-fact with full power of substitution to execute and deliver on behalf of Grantor the Assignment and Notice of Assignment herein described upon the occurrence of an Event of Default, which power of attorney is coupled with an interest and is irrevocable.

7. COVENANTS. The Grantor covenants with the Secured Parties that from and after the date of this Agreement until termination hereof in accordance with Section 28 hereof:

(a) INSPECTION. Upon the occurrence of an Event of Default or an event that with the giving of notice or the passage of time would be deemed an Event of Default, the Secured Parties (by any of their officers, employees and agents) shall have the right upon its request and prior notice, and at any reasonable times during the Grantor's usual business hours, to inspect the Collateral, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, to discuss the Grantor's affairs and finances with any Person (other than Account Debtors) and to verify with any Person other than Account Debtors the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral and, if an Event of Default has occurred and is continuing, to discuss Grantor's affairs and finances with the Grantor's Account Debtors and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral and such Account Debtors. Upon or after the occurrence and during the continuation of an Event of Default, the Secured Parties may at any time and from time to time employ and maintain on the Grantor's premises a custodian selected by the Secured Parties who shall have full authority to do all acts necessary to protect the Secured Parties interest. All expenses incurred by the Secured Parties by reason of the employment of such custodian shall be paid by the Grantor, added to the Secured Obligations and secured by the Collateral.

(b) ASSIGNMENTS, RECORDS AND SCHEDULES OF ACCOUNTS. The Grantor shall keep accurate and complete records of its accounts ("Account Records") and from time to time at intervals designated by the Secured Parties the Grantor shall provide the Secured Parties with a schedule of accounts in form and substance acceptable to the Secured Parties describing all accounts created or acquired by the Grantor ("Schedule of Accounts"); provided, however, that the Grantor's failure to execute and deliver any such Schedule of Accounts shall not affect or limit the Secured Parties' security interest or other rights in and to any accounts. If requested by the Secured Parties, the Grantor shall furnish the Secured Parties with copies of proof of delivery and other documents relating to the accounts so scheduled, including without limitation repayment histories and present status reports (collectively, "Account Documents") and such other matter and information relating to the status of then existing accounts as the Secured Parties shall request. The Grantor shall not remove any Account Records or Account Documents or change its chief executive offices from 4370 Dominion Street, 3rd Floor Burnaby, BC, Canada V5G 4L7 (the "Chief Executive Office") hereto without 30 days prior written notice to the Secured Parties as provided in Section 21 hereof and delivery to the Secured Parties by the applicable Grantor prior to such removal of executed financing statements, amendments and other documents necessary to maintain the security interests granted hereunder.

(c) NOTICE REGARDING DISPUTED ACCOUNTS. In the event any amounts due and owing in excess of $10,000 are in dispute between any Account Debtor and the Grantor (which shall include without limitation any dispute in which an offset claim or counterclaim may result), the Grantor shall provide the Secured Parties with written notice thereof as soon as practicable, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

(d) VERIFICATION OF ACCOUNTS. If an Event of Default has occurred and is continuing, each of the Secured Parties' officers, employees or agents shall have the right, at any reasonable time or times hereafter, to verify with Account Debtors the validity, amount or any other matter relating to any accounts and, whether or not an Event of Default has occurred, each of the Secured Parties' officers, employees or agents shall have the right to verify the same with the Grantor.

(e) CHANGE OF TRADE STYLES. Grantor shall not change, amend, alter, terminate, or cease using its material trade names or styles under which it sells inventory as of the date of this Agreement ("Trade Styles"), or use additional Trade Styles, without giving the Secured Parties at least 30 days' prior written notice and delivery to the Secured Parties by the applicable Grantor prior to such removal, change, amendment, alteration, or use, of executed financing statements, amendments and other documents necessary to maintain the security interests granted hereunder.

(f) SAFEKEEPING OF INVENTORY. The Grantor shall be responsible for the safekeeping of its inventory, and, subject to Section 16 hereof, in no event shall the Secured Parties have any responsibility for:

(i) Any loss or damage to inventory or destruction thereof occurring or arising in any manner or fashion from any cause;

(ii) Any diminution in the value of inventory; or

(iii) Any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling inventory.

(g) LOCATION, RECORDS AND SCHEDULES OF INVENTORY. The Grantor shall keep correct and accurate records itemizing and describing the kind, type, location and quantity of inventory, its cost therefor and the selling price of inventory held for sale, and the daily withdrawals therefrom and additions thereto, and shall furnish to the Secured Parties from time to time at reasonable intervals designated by the Secured Parties, a current schedule of inventory based upon its most recent physical inventory and its daily inventory records. The Grantor shall conduct a physical inventory, no less than annually, and shall furnish to the Secured Parties such other documents and reports thereof as the Secured Parties shall reasonably request with respect to inventory. Subject to compliance at all times with Sections 10(c), (d) and (e), the Grantor shall not, other than in the ordinary course of business, remove any material amount of inventory from the Chief Executive Office without 30 days prior written notice to the Secured Parties as provided in Section 21 hereof and delivery to the Secured Parties by the Grantor prior to such removal of executed financing statements, amendments and other documents as may be necessary to maintain the security interests granted hereunder.

(h) RETURNS OF INVENTORY. If any Account Debtor returns any inventory to the Grantor after shipment thereof, and such return generates a credit in excess of $10,000 in the aggregate on any account or accounts of such Account Debtor, the Grantor shall notify the Secured Parties of the same as soon as practicable.

(i) EVIDENCE OF OWNERSHIP OF EQUIPMENT. The Grantor, as soon as practicable following a request therefor by the Secured Parties, shall deliver to the Secured Parties any and all evidence of ownership of any of its equipment (including without limitation certificates of title and applications for title).

(j) LOCATION, RECORDS AND SCHEDULES OF EQUIPMENT. The Grantor shall maintain accurate, itemized records itemizing and describing the kind, type, quality, quantity and value of its equipment and shall furnish the Secured Parties upon request with a current schedule containing the foregoing information, but, other than during the continuance of an Event of Default, not more often than once per fiscal quarter. The Grantor shall not remove any material portion of its equipment from the Chief Executive Office without at least 30 days' prior written notice to the Secured Parties as provided in Section 21 hereof and delivery to the Secured Parties by the Grantor prior to such removal of executed financing statements, amendments and other documents necessary to maintain the security interests granted hereunder.

(k) SALE OR MORTGAGE OF EQUIPMENT. Other than in the ordinary course of business with respect to disposition of obsolescent equipment or replacement of equipment with other equipment performing similar functions and having similar or better utility and value, and except as may be permitted by the Purchase Agreement prior to the occurrence and continuance of an Event of Default, the Grantor shall not sell, exchange, lease, mortgage, encumber, pledge or otherwise dispose of or transfer any of its equipment or any part thereof without the prior written consent of the Secured Parties.

(l) MAINTENANCE OF EQUIPMENT. The Grantor shall keep and maintain its equipment in good operating condition and repair, ordinary wear and tear excepted. The Grantor shall not permit any such items to become a fixture to real property (unless Grantor has granted the Secured Parties a lien on such real property) or accessions to other personal property.

(m) COMMERCIAL TORT CLAIMS. If the Grantor shall at any time hold or acquire a commercial tort claim, the Grantor shall immediately notify the Secured Parties in a writing signed by the Grantor of the brief details thereof and grant to the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Parties.

(n) LETTER OF CREDIT RIGHTS. If the Grantor is at any time a beneficiary under a letter of credit now or hereafter issued, the Grantor shall promptly notify the Secured Parties thereof and, at the request and option of the Secured Parties, the Grantor shall, pursuant to an agreement in form and substance satisfactory to the Secured Parties, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Secured Parties of the proceeds of any drawing under the letter of credit or (ii) arrange for the Secured Parties to become the transferee beneficiary of the letter of credit, with the Secured Parties agreeing, in each case, that the proceeds of any drawing under the letter of credit are applied as provided in the Notes.

(o) DEPOSIT ACCOUNTS. For each deposit account that the Grantor at any time opens or maintains, the Grantor shall, at the Secured Parties' request and option, pursuant to an agreement in form and substance satisfactory to the Secured Parties, either (i) cause the depositary bank to agree to comply at any time with instructions from the Secured Parties to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the Grantor, or (ii) arrange for the Secured Parties to become the customers of the depositary bank with respect to the deposit account, with the Grantor being permitted, only with the consent of the Secured Parties, to exercise rights to withdraw funds from such deposit account. The Secured Parties agree with the Grantor that the Secured Parties shall not give any such instructions or withhold any withdrawal rights from the Grantor, unless an Event of Default has occurred and is continuing. The provisions of this paragraph shall not apply to (i) any deposit account for which the Grantor, the depositary bank and the Secured Parties have entered into a cash collateral agreement specially negotiated among the Grantor, the depositary bank and the Secured Parties for the specific purpose set forth therein, (ii) any fiduciary deposit accounts, (iii) deposit accounts for which any of the Secured Parties is the depositary and (iv) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Grantor's salaried employees.

(p) PROMISSORY NOTES AND TANGIBLE CHATTEL PAPER. If the Grantor shall at any time hold or acquire any promissory notes or tangible chattel paper, the Grantor shall forthwith endorse, assign and deliver the same to the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Parties may from time to time specify.

(q) INVESTMENT PROPERTY. If the Grantor shall at any time hold or acquire any certificated securities, the Grantor shall forthwith endorse, assign and deliver the same to the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Parties may from time to time specify. If any securities now or hereafter acquired by the Grantor are uncertificated and are issued to the Grantor or its nominee directly by the issuer thereof, the Grantor shall immediately notify the Secured Parties thereof and, at the Secured Parties' request and option, pursuant to an agreement in form and substance satisfactory to the Secured Parties, either (i) cause the issuer to agree to comply with instructions from the Secured Parties as to such securities, without further consent of the Grantor or such nominee, or (ii) arrange for the Secured Parties to become the registered owners of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Grantor are held by the Grantor or its nominee through a securities intermediary or commodity intermediary, the Grantor shall immediately notify the Secured Parties thereof and, at the Secured Parties' request and option, pursuant to an agreement in form and substance satisfactory to the Secured Parties, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Secured Parties to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Secured Parties to such commodity intermediary, in each case without further consent of the Grantor or such nominee, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Secured Parties to become the entitlement holder with respect to such investment property, with the Grantor being permitted, only with the consent of the Secured Parties, to exercise rights to withdraw or otherwise deal with such investment property. The Secured Parties agree with the Grantor that the Secured Parties shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Grantor, unless an Event of Default has occurred and is continuing. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which any of the Secured Parties is the securities intermediary or to any Excluded Assets.

(r) LEGAL STATUS. Without providing at least 30 days prior written notice to the Secured Parties, the Grantor shall not change its name, its place of business, its chief executive office, or its mailing address or organizational identification number and the Grantor shall not change its type of organization, jurisdiction of organization or other legal structure.

8. GENERAL WARRANTIES AND REPRESENTATIONS

(a) The Grantor warrants and represents that it is and, except as permitted by the Purchase Agreement, will continue to be the owner of the Collateral hereunder, now owned and upon the acquisition of the same, free and clear of all liens, claims, encumbrances and security interests other than the security interest in favor of the Secured Parties hereunder, and that it will defend such Collateral and any products and proceeds thereof against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Secured Parties.

(b) The Grantor has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully each of its respective obligations hereunder. This Agreement has been duly executed and delivered and constitutes the valid and binding obligation of the Grantor enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to creditor's rights generally. No approval or consent of any foreign, federal, state, country, local or other governmental or regulatory body, and no approval or consent of any other Person is required in connection with the execution and delivery by the Grantor of this Agreement, and the consummation and performance by each of the undersigned of the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated under this Agreement will not conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under any instrument, contract or other agreement to which either the Grantor is a party or by or to which it or its assets or properties are bound or subject or any statute or any regulation, order, judgment or decree of any court or governmental or regulatory body.

(c) The Grantor's exact legal name is that indicated on the signature page hereof. The Grantor is a corporation organized in the State of Nevada and its state organizational identification number and federal employer identification number are as set forth on Schedule 1.

9. ACCOUNT WARRANTIES AND REPRESENTATIONS. With respect to its accounts, the Grantor warrants and represents to the Secured Parties that the Secured Parties may rely on all statements or representations made by Grantor on or with respect to any Schedule of Accounts prepared and delivered by it and that:

(a) All Account Records and Account Documents are located only at the Chief Executive Office;

(b) All accounts are genuine, are in all respects what they purport to be, are not evidenced by an instrument or document or, if evidenced by an instrument or document, are only evidenced by one original instrument or document;

(c) All accounts cover bona fide sales and deliveries of inventory usually dealt in by Grantor, or the rendition by Grantor of services, to an Account Debtor in the ordinary course of business or as permitted by the Purchase Agreement;

(d) The amounts of the face value shown on any Schedule of Accounts or invoice statement delivered to the Secured Parties with respect to any account, are actually owing to Grantor and are not contingent for any reason; and there are no setoffs, discounts, allowances, claims, counterclaims or disputes of any kind or description in an amount greater than $10,000 in the aggregate for all Account Debtors, or greater than $2,500 individually, existing or asserted with respect thereto and Grantor has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except as may be stated in the Schedule of Accounts and reflected in the calculation of the face value of each respective invoice related thereto;

(e) Except for conditions generally applicable to Grantor's industry and markets, there are no facts, events, or occurrences known to Grantor pertaining particularly to any accounts which are reasonably expected to materially impair in any way the validity, collectibility or enforcement of accounts that would reasonably be likely, in the aggregate, to be of material economic value, or in the aggregate materially reduce the amount payable thereunder from the amount of the invoice face value shown on any Schedule of Accounts, and on all contracts, invoices and statements delivered to the Secured Parties, with respect thereto;

(f) The goods or services giving rise thereto are not, and were not at the time of the sale or performance thereof, subject to any lien, claim, encumbrance or security interest, except those of the Secured Parties and those removed or terminated prior to the date hereof;

(g) Its accounts have not been pledged to any Person other than to the Secured Parties under this Agreement and will be owned by Grantor free and clear of any liens, claims, encumbrances or security interests;

(h) The Secured Parties' security interest therein will not be subject to any offset, deduction, counterclaim, lien or other adverse condition; and

(i) The Grantor shall deliver to the Secured Parties written notice not less than 30 days prior to any change of the location of the Chief Executive Office or status of places of business or residency.

10. INVENTORY WARRANTIES AND REPRESENTATIONS. With respect to its inventory, the Grantor warrants and represents to the Secured Parties that the Secured Parties may rely on all statements or representations made by the Grantor on or with respect to any inventory and that:

(a) All inventory is located only at the locations set forth on Schedule 1 hereto;

(b) None of its inventory is or will be subject to any lien, claim, encumbrance or security interest whatsoever, except for the security interest of the Secured Parties hereunder;

(c) No inventory of the Grantor that would reasonably be likely, in the aggregate with the inventory of all other Account Debtors, to be of value in excess of $10,000 is, and shall not at any time or times hereafter be, stored with a bailee, warehouseman, or similar party without the Secured Parties' prior written consent and, if the Secured Parties give such consent, Grantor will concurrently therewith cause any such bailee, warehouseman, or similar party to issue and deliver to the Secured Parties upon their request therefor, in form and substance reasonably acceptable to the Secured Parties, warehouse receipts therefor in the Secured Parties' name and take such other action and be party to such document as deemed necessary or prudent by the Secured Parties to maintain the security interest of the Secured Parties in such inventory;

(d) No inventory is, and shall not at any time or times hereafter be, under consignment to any Person, the value of which, when aggregated with all other inventory under consignment of the Grantor, would exceed $10,000; and

(e) No inventory is at or shall be kept at any location that is leased by the Grantor from any other Person with contractual, statutory or other rights to obtain a lien or security interest, or other right in any inventory which may take priority over the lien or security interest of the Secured Parties, unless such lessor waives its rights with respect to such inventory in form and substance acceptable to the Secured Parties and delivered in writing to the Secured Parties prior to such amount of inventory being at such one or more locations.

11. EQUIPMENT REPRESENTATIONS AND WARRANTIES. With respect to its equipment, the Grantor warrants and represents to the Secured Parties that the Secured Parties may rely on all statements or representations made by Grantor on or with respect to any equipment and that:

(a) All equipment (except for any aircraft of the Grantor) is located only at the locations set forth in Schedule 1 hereto;

(b) None of its equipment is or will be subject to any lien, claim, encumbrance or security interest whatsoever, except for the security interest of the Secured Parties, hereunder;

(c) No equipment of Grantor is at or shall be kept at any location that is leased by Grantor from any other Person with contractual, statutory or other rights to obtain a lien or security interest, or other right in any equipment which may take priority over the lien or security interest of the Secured Parties, unless such lessor waives its rights with respect to such equipment in form and substance acceptable to the Secured Parties and delivered in writing to the Secured Parties prior to such amount of equipment being at such one or more locations.

12. CASUALTY AND LIABILITY INSURANCE REQUIRED.

(a) The Grantor will keep the Collateral continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations including, without limiting the generality of any other covenant herein contained:

(i) casualty insurance on inventory and equipment in an amount not less than the full insurable value thereof, against loss or damage by theft, fire and lightning and other hazards ordinarily included under uniform broad form standard extended coverage policies, limited only as may be provided in the standard broad form of extended coverage endorsement at the time in use in the states in which the Collateral is located;

(ii) comprehensive general liability insurance against claims for bodily injury, death or property damage occurring with or about such Collateral (such coverage to include provisions waiving subrogation against the Secured Parties), with the Secured Parties as additional insured parties and as loss payees, in amounts as shall be reasonably satisfactory to the Secured Parties;

(iii) liability insurance with respect to the operation of its facilities under the workers' compensation laws of the states in which such Collateral is located; and

(iv) business interruption insurance.

(b) Each insurance policy obtained in satisfaction of the requirements of Section 12(a) hereof:

(i) may be provided by blanket policies now or hereafter maintained by the Grantor;

(ii) shall be issued by such insurer (or insurers) as shall be financially responsible, of recognized standing and reasonably acceptable to the Secured Parties;

(iii) shall be in such form and have such provisions (including without limitation the loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause), as are generally considered standard provisions for the type of insurance involved and are reasonably acceptable in all respects to the Secured Parties;

(iv) shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least 30 days' prior written notice to the Secured Parties, except for non-payment of premium, in which case such policies shall provide ten (10) days' prior written notice;

(v) without limiting the generality of the foregoing, all insurance policies where applicable under Section 12(a)(i) carried on the Collateral shall name the Secured Parties, as loss payees and the Secured Parties as insured parties thereunder.

(c) Prior to the expiration of any such policy, the Grantor shall furnish the Secured Parties with evidence satisfactory to the Secured Parties that the policy or certificate has been renewed or replaced or is no longer required by this Agreement.

(d) The Grantor hereby irrevocably makes, constitutes and appoints the Secured Parties (and all officers, employees or agents designated by the Secured Parties) effective upon the occurrence and during the continuance of an Event of Default, as the Grantor's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of the Grantor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

(e) In the event the Grantor shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required hereunder or shall fail to keep any of its Collateral in good repair and good operating condition, the Secured Parties may (but shall be under no obligation to), without waiving or releasing any Secured Obligation or Event of Default by Grantor hereunder, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and all sums so disbursed by the Secured Parties, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by Grantor to the Secured Parties and shall be additional Secured Obligations secured by the Collateral.

(f) The Grantor agrees that to the extent that it shall not carry insurance required by Section 12(a) hereof, it shall in the event of any loss or casualty pay promptly to the Secured Parties, for application in accordance with the provisions of Section 12(h) hereof, such amount as would have been received as Net Proceeds (as hereinafter defined) by the Secured Parties, under the provisions of Section 12(h) hereof had such insurance been carried to the extent required.

(g) The Net Proceeds of the insurance carried pursuant to the provisions of Sections 12(a)(ii) and 12(a)(iii) hereof shall be applied by Grantor toward extinguishment of the defect or claim or satisfaction of the liability with respect to which such insurance proceeds may be paid.

(h) The Net Proceeds of the insurance carried with respect to the Collateral pursuant to the provisions of Section 12(a)(i) hereof shall be paid to Grantor and held by Grantor in a separate account and applied as follows: (i) as long as no Event of Default shall have occurred and be continuing, after any loss under any such insurance and payment of the proceeds of such insurance, the Grantor shall have a period of 30 days after payment of the insurance proceeds with respect to such loss to elect to either (x) repair or replace the Collateral so damaged, (y) deliver such Net Proceeds to the Secured Parties, as additional Collateral or (z) apply such Net Proceeds to the acquisition of tangible assets used or useful in the conduct of the business of the Grantor, subject to the provisions of this Agreement. If the Grantor elects to repair or replace the Collateral so damaged, Grantor agrees the Collateral shall be repaired to a condition substantially similar to its condition prior to damage or replaced with Collateral in a condition substantially similar to the condition of the Collateral so replaced prior to damage; and (ii) at all times during which an Event of Default shall have occurred and be continuing, after any loss under such insurance and payment of the proceeds of such insurance, Grantor shall immediately deliver such Net Proceeds to the Secured Parties, as additional Collateral.

(i) "Net Proceeds" when used with respect to any insurance proceeds shall mean the gross proceeds from such proceeds, award or other amount, less all taxes, fees and expenses (including attorneys' fees) incurred in the realization thereof.

(j) In case of any material damage to or destruction of all or any part of the Collateral pledged hereunder by the Grantor, Grantor shall give prompt notice thereof to the Secured Parties. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceeding or negotiations. The Grantor is hereby authorized and empowered to adjust or compromise any loss under any such insurance.

13. EVENTS OF DEFAULT. It is understood and agreed that the occurrence of any one or more of the following shall constitute an "Event of Default" hereunder and shall entitle the Secured Parties to take such actions as are elsewhere provided in this Agreement in respect of Events of Default: (a) an "Event of Default" as defined in the Notes shall have occurred and be continuing; or (b) Grantor shall have failed to pay the Secured Parties all of the Secured Obligations owed to them in accordance with the Purchase Agreement and the other Transaction Documents on the business day on which the Secured Parties have demanded such payment; or (c) any representation or warranty made by Grantor herein, in the Purchase Agreement in or in any other existing or future agreement with any of the Secured Parties (including the other Transaction Documents) shall prove to have been false in any material respect when made; or (d) any covenant made by Grantor herein (other than those covenants contained in Sections 7(a) hereof) is breached, violated, or not complied with and not cured within 30 days after notice thereof from the Secured Parties; provided, however, that any breach, violation or non-compliance with any covenant contained in Section 7(a) hereof shall immediately result in an Event of Default; or (e) any covenant made by Grantor in the other Transaction Documents or any future agreement with the Secured Parties is breached, violated, or not complied with and not cured within any grace period applicable thereto, or if no grace period is applicable and default thereunder does not result immediately from such noncompliance, then not cured within 30 days after notice thereof from the Secured Parties, and results in a material adverse change to the Collateral taken as a whole or its value taken as a whole; or (f) any material uninsured damage to or loss, theft or destruction of any of the Collateral shall occur.

14. RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT. Upon and after an Event of Default, the Secured Parties shall have the following rights and remedies in addition to any rights and remedies set forth elsewhere in this Agreement, all of which may be exercised with or, if allowed by law, without notice to Grantor:

(a) All of the rights and remedies of a secured party under the Uniform Commercial Code of the state where such rights and remedies are asserted, or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement or the other Transaction Documents;

(b) The right to foreclose the liens and security instruments created under this Agreement by any available judicial procedure or without judicial process;

(c) The right to (i) enter upon the premises of Grantor through self- help and without judicial process, without first obtaining a final judgment or giving Grantor notice and opportunity for a hearing on the validity of the Secured Parties' claim and without any obligation to pay rent to Grantor, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of the Secured Parties or any agent of the Secured Parties, for such time as the Secured Parties may desire, in order effectively to collect or liquidate the Collateral, and/or (ii) require Grantor to assemble the Collateral and make it available to the Secured Parties at a place to be designated by the Secured Parties that is reasonably convenient to both parties;

(d) The right to (i) demand payment of its accounts; (ii) enforce payment of Grantor's accounts, by legal proceedings or otherwise; (iii) exercise all of the Grantor's rights and remedies with respect to the collection of Grantor's accounts; (iv) settle, adjust, compromise, extend or renew Grantor's accounts; (v) settle, adjust or compromise any legal proceedings brought to collect Grantor's accounts; (vi) if permitted by applicable law, sell or assign Grantor's accounts upon such terms, for such amounts and at such time or times as the Secured Parties deem advisable; (vii) discharge and release Grantor's accounts; (viii) take control, in any manner, of any item of payment or proceeds referred to in Section 4 above; (ix) prepare, file and sign Grantor's name on a Proof of Claim in bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign Grantor's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with Grantor's accounts; (xi) endorse the name of Grantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to Grantor's accounts or inventory; (xii) use Grantor's stationery for verifications of Grantor's accounts and notices thereof to Account Debtors; (xiii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral to which Grantor has access; and (xiv) do all acts and things and execute all documents necessary, in the Secured Parties' sole discretion, to collect Grantor's accounts; and

(e) The right to sell, assign, lease or to otherwise dispose of all or any Collateral in its then existing condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit with or without representations and warranties, all as the Secured Parties, in their sole discretion, may deem advisable. The Secured Parties shall have the right to conduct such sales on Grantor's premises or elsewhere and shall have the right to use Grantor's premises without charge for such sales for such time or times as the Secured Parties may see fit. The Secured Parties may, if they deem it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor agrees that the Secured Parties have no obligation to preserve rights to the Collateral against prior parties or to marshall any Collateral for the benefit of any Person. The Secured Parties are hereby granted a license or other right to use, without charge, Grantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and Grantor's rights under any license and any franchise agreement shall inure to the Secured Parties' benefit. If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, the Secured Parties shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as the Secured Parties shall deem appropriate, but the Secured Parties shall have the right to sell or dispose of the Collateral without such processing. In addition, Grantor agrees that in the event notice is necessary under applicable law, written notice mailed to Grantor in the manner specified herein seven (7) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to Grantor. All notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Secured Parties may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by Grantor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied first to the expenses (including all attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations. Any sale or other disposition of the Collateral and the possession thereof by the Secured Parties shall be in compliance with all provisions of applicable law (including applicable provisions of the Uniform Commercial Code). The Grantor shall be liable to the Secured Parties, and shall pay to the Secured Parties, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral. The Secured Parties shall remit to Grantor or other Person entitled thereto any surplus remaining after this Agreement has been terminated in accordance with Section 28 hereof.

15. ANTI-MARSHALLING PROVISIONS. The right is hereby given by Grantor to the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Secured Parties without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the liens and security interests in the remaining Collateral conferred under such documents, nor release Grantor from personal liability for the Secured Obligations hereby secured. Notwithstanding the existence of any other security interest in the Collateral held by the Secured Parties, the Secured Parties shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Agreement. The proceeds realized upon the exercise of the remedies provided herein shall be applied by the Secured Parties, in the manner herein provided. Grantor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

16. APPOINTMENT OF THE SECURED PARTIES AS GRANTOR'S LAWFUL ATTORNEY. Without limitation of any other provision of this Agreement, upon and after an Event of Default, Grantor irrevocably designates, makes, constitutes and appoints the Secured Parties (and all Persons designated by the Secured Parties), as Grantor's true and lawful attorney (and agent-in-fact) to take all actions and to do all things required to be taken or done by Grantor under this Agreement. All acts of the Secured Parties or their designees taken pursuant to this Section 16 are hereby ratified and confirmed and the Secured Parties or its designees shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or law, other than as a result of its gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable by Grantor until this Agreement has been terminated in accordance with Section 28 hereof.

17. RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC. The enumeration of the rights and remedies of the Secured Parties, set forth in this Agreement is not intended to be exhaustive and the exercise by the Secured Party of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, or under any other agreement between Grantor and the Secured Party or which may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing. No course of dealing between Grantor and the Secured Parties or the Secured Parties' agents or employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any Event of Default. The Secured Parties shall not have any liability for any error, omission or delay of any kind occurring in the handling or liquidation of the Collateral or for any damages resulting therefrom, other than as a result of its gross negligence or willful misconduct.

18. SUPPLEMENTAL DOCUMENTATION. At the Secured Parties' request, the Grantor shall execute and deliver to the Secured Parties, at any time or times hereafter, all documents, instruments and other written matter that the Secured Parties may request to perfect and maintain perfected the Secured Parties' security interest in the Collateral, in form and substance acceptable to the Secured Parties, and pay all charges, expenses and fees the Secured Parties may reasonably incur in filing any of such documents, and all taxes relating thereto. Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or a financing statement is sufficient as a financing statement and may be filed by the Secured Parties in any filing office.

19. WAIVERS. In addition to the other waivers contained herein, Grantor hereby expressly waives, to the extent permitted by law: presentment for payment, demand, protest, notice of demand, notice of protest, notice of default or dishonor, notice of payments and nonpayments and all other notices and consents to any action taken by the Secured Parties unless expressly required by this Agreement.

20. TRADE NAMES. Grantor represents that it has no trade names or styles.

21. NOTICE. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against receipt therefor) at the address set forth below or such other address as such party shall specify to the other parties in writing (or, in the case of telephonic notice or notice by telecopy (where the receipt of such message is verified by return) expressly provided for hereunder, when received at such telephone or telecopy number as may from time to time be specified in written notice to the other parties hereto or otherwise received), or if sent prepaid by certified or registered mail return receipt requested on the third business day after the day on which mailed, or if sent prepaid by a national overnight courier service, on the first business day after the day on which delivered to such service against receipt therefor, addressed to such party at said address:

(a) if to Grantor:

Merlin Software Technologies International, Inc.
4370 Dominion Street, 3rd Floor
Burnaby, BC, Canada
Attention: Robert Heller
Telephone: (604) 320-7227
Telefacsimile: (604) 320-7277

with a copy to:

Clark, Wilson
HSBC Building, 800-885 West Georgia Street
Vancouver, British Columbia, Canada VGC 3H1
Telephone: (604) 687-5700
Telefacsimile: (604) 687-6314
Attention: Virgil Z. Hlus, Esq.

(b) if to the Secured Parties:

SDS Merchant Fund, L.P.
53 Forest Avenue
Second Floor
Old Greenwich, CT 06870
Attn: Steven Derby
Telephone: (203) 629-1231
Facsimile: (203) 629-0345

with a copy to:

Drinker Biddle & Reath LLP
One Logan Square
18th and Cherry Streets
Philadelphia, PA 19103
Attention: Stephen T. Burdumy, Esq.
Telephone: (215) 988-2700
Telefacsimile: (215) 988-2757

or to such other address as each party may designate for itself by like notice given in accordance with this Section 21.

22. DEFINITIONS. All terms defined in Article 9 of the Uniform Commercial Code of the State of New York and used in this Agreement shall have the same definitions herein as specified in Article 9 of the Uniform Commercial Code of the State of New York, and such definitions are hereby incorporated herein by reference and made a part hereof.

23. ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement and the other Transaction Documents, constitute and express the entire understanding between the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

24. LEASE ASSIGNMENT AND LANDLORD WAIVER. If at any time Grantor moves a significant portion of its inventory from any location identified in Schedule 1 hereto to a leased or rented building, warehouse or other facility of whatever description not identified in Schedule 1 (each a "New Leased Facility"), Grantor hereby agrees that it will execute and deliver to the Secured Parties, an assignment of the Grantor's interest in the lease with respect to each such New Leased Facility to the extent that such landlord has any, as applicable, in form and substance satisfactory to the Secured Parties. The Grantor further agrees that at such time, and as applicable, it will deliver or cause to be delivered to the Secured Parties, a landlord's waiver executed by the owner, or any other Person serving as landlord, of such New Leased Facility, to the extent that any such landlord has any contractual, statutory or other rights to obtain a lien or security interest, or other right in any inventory which may take priority over the lien or security interest of the Secured Parties, in form and substance reasonably satisfactory to the Secured Parties.

25. SEVERABILITY. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

26. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of the Grantor, and the rights, remedies, powers, and privileges of the Secured Parties hereunder shall inure to the benefit of the successors and assigns of the Secured Parties; provided, however, that Grantor shall not make any assignment hereof without the prior written consent of the Secured Parties.

27. COUNTERPARTS. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

28. TERMINATION; RELEASE. Upon the indefeasible payment in full of all Obligations, this Agreement and all obligations of the Grantor hereunder shall terminate without delivery of any instrument or performance of any act by any party, and the Collateral shall automatically be released from the liens created by this Agreement and all rights to such Collateral shall automatically revert to Grantor. Notwithstanding the immediately preceding sentence, upon such termination of this Agreement, the Secured Parties shall reassign and redeliver such Collateral then held by or for the Secured Parties and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

29. GOVERNING LAW.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed, and to be fully performed, in such state.

(b) Each party hereby expressly and irrevocably agrees and consents that any suit, action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein may be instituted in any state or federal court sitting in the County of New York, State of New York, United States of America and, by the execution and delivery of this Agreement, each party expressly waives any objection that it may have now or hereafter to the laying of the venue or to the jurisdiction of any such suit, action or proceeding, and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such suit, action or proceeding.

(c) Each party agrees that service of process may be made by personal service of a copy of the summons and complaint or other legal process in any such suit, action or proceeding, or by registered or certified mail (postage prepaid) to the address of such party provided by Section 21 hereof, or by any other method of service provided for under the applicable laws in effect in the State of New York.

(d) Nothing contained in subsections (b) or (c) hereof shall preclude any party from bringing any suit, action or proceeding arising out of or relating to this Agreement in the courts of any place where any party or any of such party's property or assets may be found or located. To the extent permitted by the applicable laws of any such jurisdiction, each party hereby irrevocably submits to the jurisdiction of any such court and expressly waives, in respect of any such suit, action or proceeding, the jurisdiction of any other court or courts which now or hereafter, by reason of its present or future domicile, or otherwise, may be available to it.

(e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE THAT EACH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

30. AMENDED AND RESTATED AGREEMENT. This Agreement amends, restates and replaces the Existing Security Agreement. The security interests of the Grantor granted to the Secured Parties in the collateral under the Existing Security Agreement continue without interruption under this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Security Agreement on the day and year first written above.

MERLIN SOFTWARE TECHNOLOGIES
INTERNATIONAL, INC.
Signature: /s/ Trevor McConnell
Name: Trevor McConnell
Title: Chief Financial Officer
Date: 22 May 2002

PROVINCE OF BRITISH COLUMBIA )

)ss.

CANADA )

Before me, the undersigned, a Notary Public in and for the county aforesaid on this ____ day of May, 2002, personally appeared Trevor McConnell to me known personally, and who, being by me duly sworn, deposes and says that he is the Chief Financial Officer of Merlin Software Technologies International, Inc., and that foregoing instrument was signed on behalf of said corporation by authority of its Board of Directors, and said Trevor McConnell acknowledged said instrument to be the free act and deed of said corporation.

Signed: /s/ Herbert I. Ono
Name: Herbert (Herb) I. Ono
Title: Notary Public in and for the Province of British Columbia
My Commission expires: N/A
Date: 22 May 2002

SECURED PARTIES:

NARRAGANSETT I, L.P.
Signature: /s/ Joseph L. Dowling, III
Name: Joseph L. Dowling, III
Title: Managing Member
Date: 23 May 2002

NARRAGANSETT OFFSHORE, L.P.
by its Investment Manager, Leo Holdings, L.L.C.
Signature: /s/ Joseph L. Dowling, III
Name: Joseph L. Dowling, III
Title: Managing Member
Date: 23 May 2002

PEQUOT SCOUT FUND, L.P.
by its Investment Advisor, Pequot Capital Management, Inc.
Signature: /s/ Kevin E. O'Brien
Name: Kevin E. O'Brien
Title: General Counsel
Date: 23 May 2002

SDS MERCHANT FUND, L.P.
by its Managing Member, SDS Capital Partners, L.L.C.
Signature: /s/ Steven Derby
Name: Steven Derby
Title: Managing Member
Date: 23 May 2002

SCHEDULE 1

Organizational Identification Number:

C14983-95

Federal Employer Identification Number:

88-0398103

Locations of Inventory:

Central Place
4370 Dominion Street, 3rd Floor
Burnaby, British Columbia, Canada
V5G 4L7

Locations of Equipment:

Central Place
4370 Dominion Street, 3rd Floor
Burnaby, British Columbia, Canada
V5G 4L7

SCHEDULE 2

HOLDERS

Narragansett I, L.P.

Narragansett Offshore Ltd.

Pequot Scout Fund, L.P.

SDS Merchant Fund, L.P.

EXHIBIT A

ASSIGNMENT OF COLLATERAL

This ASSIGNMENT is made by Merlin Software Technologies International, Inc., as of ________________, 200_, as follows:

1. ASSIGNMENT: For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned Merlin Software Technologies International, Inc. ("Assignor") does hereby assign to Narragansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. and SDS Merchant Fund, L.P., (the "Assignees") and its successors and assigns forever, for security purposes pursuant to that certain Amended and Restated Security Agreement between Assignor and Assignees dated as of May ___, 2002 ("Security Agreement") all of Assignor's right, title and interest in and to the Collateral (as defined in the Security Agreement).

2. WARRANTIES. Assignor represents and warrants to the Assignees that (i) Assignor owns all rights in and to the Collateral; (ii) Assignor has not assigned, licensed or in any other manner encumbered, diminished or impaired or disposed of any rights in respect of the Collateral which it acquired at any time; (iii) Assignor has the right to enter into and perform this Agreement; (iv) all sums due and payable to date by Assignor in connection with the Collateral have been paid; and (v) there are no liens on the Collateral imposed by third parties which would conflict with or interfere with Assignor's rights thereto or Assignees' rights hereunder.

3. PERFECTION. Concurrently with the execution and delivery of this Assignment, Assignor will deliver to Assignees the following documents (each satisfactory in form and substance to the Assignees):

(a) UCC-1 filing certificates from all appropriate jurisdictions (each satisfactory in form and substance to the Assignees) confirming and perfecting Assignor's right, title and interest in and to the Collateral; and

(b) executed UCC Assignments for filing by the Assignees in all appropriate jurisdictions for purposes of perfecting the security interest granted to the Assignees hereunder.

4. NO PERFORMANCE REQUIRED BY ASSIGNEE: The Assignees do not and shall not at any time have any obligation in respect of the Collateral by reason or arising out of this Assignment or any document or action relating thereto, nor shall the Assignees be required or obligated in any manner to perform any obligation of Assignor or to present or file any claim, or take any other action to collect or enforce the payment of any amounts in respect of the Collateral which may have been assigned to the Assignees or to which the Assignees are or may be entitled to hereunder.

5. FURTHER ASSURANCES: Assignor hereby agrees, promptly upon Assignees' request, to execute such further documents and other instruments as shall be required by the Assignees from time to time.

MERLIN SOFTWARE TECHNOLOGIES
INTERNATIONAL, INC.

By:
Name: Robert Heller
Title: Chief Executive Officer

PROVINCE OF BRITISH COLUMBIA )

)ss.

CANADA )

Before me, the undersigned, a Notary Public in and for the county aforesaid on this _____ day of May, 2002, personally appeared Robert Heller to me known personally, and who, being by me duly sworn, deposes and says that he is the President of Merlin Software Technologies International, Inc., and that foregoing instrument was signed on behalf of said corporation by authority of its Board of Directors, and said Robert Heller acknowledged said instrument to be the free act and deed of said corporation.

________________________

Notary Public

My commission expires:

EXHIBIT B

NOTICE OF ASSIGNMENT

AND

IRREVOCABLE AUTHORITY

From:

To:

Date: [ ]

Ladies and Gentlemen:

Reference is hereby made to those certain payment obligations between us as set forth in Schedule 1 attached hereto, (the "Obligations") relating, among other things, to the [ ].

We have assigned the benefit and proceeds of said Obligations to Narragansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. and SDS Merchant Fund, L.P., (the "Secured Parties") and this will constitute our irrevocable authority and instruction to you to pay to the Secured Parties all monies from time to time owing or to become due from you to us with respect to the Obligations.

The monies are to be sent by telegraphic transfer to:

This authority and instruction is coupled with an interest and may not be revoked or altered without the prior consent in writing of the Secured Parties.

Please sign the acknowledgment and confirmation as enclosed herewith and return it as soon as possible to the Secured Parties at the address indicated on such acknowledgment, including your confirmation of the amounts to become due in accordance with said Obligations:

By: [ ]

Name:

Title: